EXHIBIT 99.1

July 11, 2008 - For immediate release
Contact:  Scott Shockey, CFO (740) 446-2631

            Ohio Valley Banc Corp Reports 2nd Quarter Earnings Growth

GALLIPOLIS, Ohio - Ohio Valley Banc Corp [Nasdaq: OVBC] (the "Company") reported consolidated net income for the quarter ended June 30, 2008, of $1,731,000 an increase of 2.7 percent from the $1,686,000 earned for the second quarter of 2007. Earnings per share for the second quarter of 2008 were $.43, up 4.9 percent from the prior year second quarter. Comparing the six months ended June 30, 2008 to the same period in 2007, net income increased $235,000, or 6.8 percent, to reach $3,696,000. Earnings per share were $.91 for the first six months of 2008 versus $.83 for the first six months of 2007, an increase of 9.6 percent. Return on average assets and return on average equity both increased to ..94 percent and 12.18 percent, respectively, for the first half of 2008, as compared to .91 percent and 11.53 percent, respectively, for the same period in the prior year.

     Net interest income, the Company's largest revenue source, contributed to the increase in earnings. For the six months ended June 30, 2008, net interest income increased $993,000, or 7.0 percent, from the same period last year. The second quarter 2008 net interest income was up $389,000, or 5.4 percent, from the second quarter of 2007. The increase in net interest income was attributable to a higher net interest margin in conjunction with the Company's growth in earning assets. The net interest margin for the six months ending June 30, 2008 was 4.17 percent, compared to 4.04 percent for the same period the prior year. The net interest margin improvement was related to the balance sheet being positioned to benefit from the declining interest rate environment, which produced a greater decrease in the cost of funds than the yield on earning assets. The Company's average earning assets for the first half of 2008 were up $24,075,000, or 3.3 percent, from the first half of 2007.

     Supplementing the increase in revenue from net interest income was the increase in noninterest income. Noninterest income totaled $3,171,000 for the six months ended June 30, 2008, as compared to $2,759,000 for the same period last year, an increase of 14.9 percent. For the three months ended June 30, 2008, noninterest income totaled $1,587,000 and was up 16.2 percent from 2007's second quarter. Contributing to the increase was processing fee income earned from facilitating the clearing of tax refunds for a tax software provider. With continued growth in transaction volume, the associated fee income increased $95,000, or over 144 percent, from the first half of 2007. In addition, service charges on deposit accounts increased due to a higher volume of overdrafts occurring in 2008, which increased overdraft fees $109,000 from the prior year. Lastly, interchange fees earned on transactions utilizing the Company's Jeanie(R) Plus debit card increased $48,000.

     On a year-to-date basis, noninterest expense totaled $11,567,000 in 2008, an increase of $560,000, or 5.1 percent, when compared to the previous year. On a quarter-to-date basis, noninterest expense increased $329,000, or 6.0 percent, from the second quarter in 2007. Salaries and employee benefits, the Company's largest noninterest expense, was up $418,000, or 6.5 percent, for the first six months of 2008, as compared to the same period in 2007. Contributing to the increase was annual cost of living adjustments, an increase in incentive compensation, and an increase in health insurance benefits. Comparing the first half of 2008 to the first half of 2007, all remaining noninterest expenses were up $142,000, led by debit card data processing. Overall, management was pleased with the cost containment demonstrated through the first half of 2008.

     For the six months ended June 30, 2008, management provided $1,617,000 to the allowance for loan losses, which represented an increase of $615,000 over the same period last year. For the three months ended June 30, 2008, management provided $916,000 to the allowance for loan losses, an increase of $300,000 from the same period the prior year. The increase in provision expense was related to an increase in nonperforming loans since year end. The ratio of nonperforming loans to total loans was .57 percent at December 31, 2007 and subsequently increased to 1.40 percent at March 31, 2008, primarily related to one borrower. During the second quarter, the Company foreclosed on the one borrower, which resulted in a charge-off of $750,000. As a result of the foreclosure, the ratio of nonperforming loans to total loans decreased to .75 percent at June 30, 2008 and the ratio of nonperforming assets to total assets increased to 1.19 percent from .50 percent at year end. For the six months ended June 30, 2008, net charge-offs were down $1,946,000 from the same six-month period in 2007, primarily due to the significant decrease in commercial loan charge-offs. Based on the evaluation of the adequacy of the allowance for loan losses, management believes that the allowance for loan losses at June 30, 2008 was adequate and reflects probable incurred losses in the portfolio. The allowance for loan losses was 1.05 percent of total loans at June 30, 2008, compared to 1.06 percent at December 31, 2007.

     "Given the challenging banking environment, I'm very pleased with the results our employees delivered during the quarter," stated Jeffrey E. Smith, President and CEO. "Their emphasis on the key fundamentals of revenue growth and expense control continued the earnings momentum from the first quarter, producing nearly a 10 percent growth in year-to-date earnings per share. As we enter the second half of 2008, our employees will continue striving to execute on the fundamentals to generate a greater return to our shareholders."

     Ohio Valley Banc Corp common stock is traded on the NASDAQ Global Market under the symbol OVBC. The holding company owns three subsidiaries: Ohio Valley Bank, with 16 offices in Ohio and West Virginia; Loan Central, with six consumer finance offices in Ohio, and Ohio Valley Financial Services, an insurance agency based in Jackson, Ohio. Learn more about Ohio Valley Banc Corp at www.ovbc.com.

Forward-Looking Information

Certain statements contained in this earnings release which are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "believes," "anticipates," "expects," "intends," "targeted" and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying those statements. Forward-looking statements involve risks and uncertainties. Actual results may differ materially from those predicted by the forward-looking statements because of various factors and possible events, including: (i) changes in political, economic or other factors such as inflation rates, recessionary or expansive trends, and taxes; (ii) competitive pressures;
(iii) fluctuations in interest rates; (iv) the level of defaults and prepayment on loans made by the Company; (v) unanticipated litigation, claims, or assessments; (vi) fluctuations in the cost of obtaining funds to make loans; and
(vii) regulatory changes. Forward-looking statements speak only as of the date on which they are made and the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made to reflect unanticipated events. See Item 1.A. "Risk Factors" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2007, for further discussion of the risks affecting the business of the Company and the value of an investment in its shares.

OHIO VALLEY BANC CORP - Financial Highlights (Unaudited)

                                                          Three months ended                   Six months ended
                                                               June 30,                            June 30,
                                                      2008              2007               2008               2007
                                                   ------------      ------------       ------------     ---------------
PER SHARE DATA
  Earnings per share                                     $0.43             $0.41              $0.91               $0.83
  Dividends per share                                    $0.19             $0.18              $0.38               $0.35
  Book value per share                                  $15.32            $14.67             $15.32              $14.67
  Dividend payout ratio (a)                             44.48%            44.52%             41.77%              42.32%
  Weighted average shares outstanding                4,032,883         4,153,401          4,046,734           4,172,996

PERFORMANCE RATIOS
  Return on average equity                              11.28%            11.16%             12.18%              11.53%
  Return on average assets                               0.88%             0.88%              0.94%               0.91%
  Net interest margin (b)                                4.13%             4.05%              4.17%               4.04%
  Efficiency ratio (c)                                  62.88%            63.53%             62.13%              64.01%
  Average earning assets (in 000's)                   $746,843          $720,247           $745,376            $721,301

(a) Total dividends paid as a percentage of net income.
(b) Fully tax-equivalent net interest income as a percentage of average earning assets.
(c) Noninterest expense as a percentage of fully tax-equivalent net interest income plus noninterest income.

OHIO VALLEY BANC CORP - Consolidated Statements of Income (Unaudited)

                                                          Three months ended                   Six months ended
(in $000's)                                                    June 30,                             June 30,
                                                      2008              2007               2008               2007
                                                   ------------      ------------       ------------     ---------------
Interest income:
     Interest and fees on loans                  $      11,743     $      12,706      $      24,385    $         25,146
     Interest and dividends on securities                1,110             1,014              2,202               2,076
          Total interest income                         12,853            13,720             26,587              27,222
Interest expense:
     Deposits                                            4,270             5,290              9,156              10,557
     Borrowings                                          1,028             1,264              2,201               2,428
          Total interest expense                         5,298             6,554             11,357              12,985
Net interest income                                      7,555             7,166             15,230              14,237
Provision for loan losses                                  916               616              1,617               1,002
Noninterest income:
     Service charges on deposit accounts                   780               756              1,490               1,416
     Trust fees                                             64                58                125                 114
     Income from bank owned insurance                      201               162                376                 342
     Gain on sale of loans                                  45                20                 90                  59
     Gain (loss) on sale of other real estate owned          3               (84)               (38)                (85)
     Other                                                 494               454              1,128                 913
          Total noninterest income                       1,587             1,366              3,171               2,759
Noninterest expense:
     Salaries and employee benefits                      3,390             3,168              6,819               6,401
     Occupancy                                             382               357                768                 721
     Furniture and equipment                               257               264                492                 534
     Data processing                                       266               211                531                 405
     Other                                               1,520             1,486              2,957               2,946
          Total noninterest expense                      5,815             5,486             11,567              11,007
Income before income taxes                               2,411             2,430              5,217               4,987
Income taxes                                               680               744              1,521               1,526
NET INCOME                                       $       1,731     $       1,686      $       3,696    $          3,461

OHIO VALLEY BANC CORP - Consolidated Balance Sheets (Unaudited)

(in $000's, except share data)                                                           June 30,         December 31,
                                                                                           2008               2007
                                                                                      --------------   -----------------
ASSETS
Cash and noninterest-bearing deposits with banks                                      $      20,625    $         15,584
Federal funds sold                                                                            1,239               1,310
     Total cash and cash equivalents                                                         21,864              16,894
Interest-bearing deposits in other financial institutions                                    15,507                 633
Securities available-for-sale                                                                72,203              78,063
Securities held-to-maturity
  (estimated fair value:  2008 - $17,620, 2007 - $15,764)                                    17,690              15,981
Federal Home Loan Bank stock                                                                  6,197               6,036
Total loans                                                                                 623,126             637,103
  Less:  Allowance for loan losses                                                           (6,571)             (6,737)
     Net loans                                                                              616,555             630,366
Premises and equipment, net                                                                   9,898               9,871
Accrued income receivable                                                                     3,078               3,254
Goodwill                                                                                      1,267               1,267
Bank owned life insurance                                                                    17,062              16,339
Other assets                                                                                  9,369               4,714
          Total assets                                                                $     790,690    $        783,418

LIABILITIES
Noninterest-bearing deposits                                                          $      85,823    $         78,589
Interest-bearing deposits                                                                   522,375             510,437
     Total deposits                                                                         608,198             589,026
Securities sold under agreements to repurchase                                               35,309              40,390
Other borrowed funds                                                                         59,767              67,002
Subordinated debentures                                                                      13,500              13,500
Accrued liabilities                                                                          12,322              11,989
          Total liabilities                                                                 729,096             721,907

SHAREHOLDERS' EQUITY
Common stock ($1.00 stated value, 10,000,000 shares
  authorized; 2008 - 4,641,748 shares issued,
  2007 - 4,641,747 shares issued)                                                             4,642               4,642
Additional paid-in capital                                                                   32,665              32,664
Retained earnings                                                                            38,837              37,763
Accumulated other comprehensive income (loss)                                                   268                (115)
Treasury stock at cost (2008 - 622,239 shares, 2007 - 567,403 shares)                       (14,818)            (13,443)
          Total shareholders' equity                                                         61,594              61,511
               Total liabilities and shareholders' equity                             $     790,690    $        783,418